Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Hui Ying Financial Holdings Corporation (f/k/a Sino Fortune Holding Corporation):

We consent to the inclusion in the foregoing Registration Statement of Hui Ying Financial Holdings Corporation and Subsidiaries (f/k/a Sino Fortune Holding Corporation) (collectively the “Company”) on Form S-1/Amendment No.3, of our report dated April 13, 2017, except for Notes 1, 9, 11, 12, 14, which are dated on September 20, 2017, Note 2 which is dated November 21, 2017 and Notes 5, 15, which are dated on October 30, 2017, relating to our audits of the accompanying consolidated balance sheets of Hui Ying Financial Holdings Corporation and its subsidiaries as of December 31, 2016 and December 31, 2015, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the two years ended December 31, 2016 and December 31, 2015.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Anton & Chia, LLP

Newport Beach, California

November 22, 2017